Exhibit 5.1

March 26, 2025

This opinion is being rendered in my capacity as Senior Vice President, General Counsel and Corporate Secretary of Camden National Corporation, a Maine corporation (the “Company”), in connection with the filing of a registration on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers debt securities, common stock and warrants (all of the foregoing being referred to herein as the “Securities”).

In my capacity as general counsel of the Company, I (or counsel acting under my supervision) have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. In this examination, I have relied as to certain factual matters on information obtained from public officials and other sources believed by me to be responsible, and I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me (or counsel acting under my supervision) as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals of such copies, assumptions which I have not independently verified.

Upon the basis of such examination, it is my opinion that,

(1)When the Registration Statement has become effective under the Act, the terms of the indentures relating to the debt securities (being referred to herein as the “Indenture Securities”) have been duly established, the indentures relating to the Indenture Securities has been duly authorized, executed and delivered, the terms of the Indenture Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Indenture Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Indenture Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2)When the Registration Statement has become effective under the Act, the terms of the sale of the common stock have been duly established in conformity with the Company’s amended and restated articles of incorporation, and the common stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the common stock will be validly issued, fully paid and non-assessable.

(3)When the Registration Statement has become effective under the Act, the terms of the warrant agreements under which the warrants are to be issued have been duly established and the warrant agreements have been duly executed and delivered, the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and such warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

In rendering the foregoing opinion, I am not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Maine, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

This letter is furnished by me, solely in my capacity as General Counsel of the Company. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Brandon Y. Boey